Kazark

Kazark is a new way to access and interact with information. Our patented search technology gives the user different perspectives & opposing views on every news story. Kazark enables users to gain an understanding of complex issues while empowering them to make informed decisions.


KAZARK NEWS
UNDERSTAND YOUR WORLD

Invest

$100 minimum investment

DEADLINE: August 23, 2024

in 3 months

SHARE PRICE

$2

TOTAL RAISED

$31,856

VALUATION

$8,000,000

Reg CF offering provided by Netcapital Funding Portal Inc.

EARLY BIRD DISCOUNT

Investors who participate in the offering on or before June 3rd, 2024 will receive a 20% early bird discount and be able to invest at a purchase price of $1.60 per share, which equates to a $6,400,000 pre-money valuation; and investors who participate in the offering after June 3rd, 2024 will invest at a purchase price of $2.00 per share, which equates to a $8,000,000 pre-money valuation.

INTRODUCTION

The Founder of Kazark, Drue Hontz, was driven by frustration with the polarization and bias of the current media landscape. It is difficult to understand how different events are related, who is accountable, and what the real issues are, leaving us feeling confused & unable to make a difference.

The solution: creating a multidimensional contextual search technology that maps how information is connected. This patented technology is the foundation of the Kazark news app and is highly scalable to many different verticals.

Kazark is creating a world where news broadens perspectives rather than reinforcing biases by consolidating diverse news sources into one user-friendly interface.

The need for comprehensive access to information has never been greater, and we believe Kazark stands as the solution.

Kazark news app is designed to make it easier to understand our world and leaves you feeling confident and informed.

UNIQUE SELLING PROPOSITION

These key features make Kazark a unique choice for those seeking balanced, innovative, and impactful news consumption:

Multiple Perspectives & Opposing Views

Our patented search technology enables users to gain an understanding of complex issues while empowering them to make informed decisions. Kazark enables users to compare news stories from a variety of sources allowing a more balanced and comprehensive understanding of news events.

Intellectual Property and Innovation

With 11 in-force patents in the U.S., Japan, China, and Russia,11 in-force patents in the U.S., Japan, China, and Russia give Kazark a head start advantage in next generation multi-dimensional search technology.

"Actionable" News

Kazark connects users directly with the people and organizations making a difference in the issues they're passionate about. This unique feature adds an additional layer of engagement and depth empowering users to impact their world.

Streamlined User Interface

Kazark enables a user to see in one screen what would normally require dozens of searches. This unique user-friendly experience makes it easier for users to navigate, compare, and understand diverse news sources in a single screen.

Highly Scalable Platform

Kazark's technology can be applied to any complex dataset across multiple verticals (Ecommerce, enterprise, financial & medical search).

Kazark is positioned to change the way people access and interact with information.

PROBLEM

News is broken: Trust and Confidence in News are at an all Time Low.

Half of Americans in a recent survey indicated they believe national news organizations intend to mislead, misinform or persuade the public to adopt a particular point of view through their reporting. The survey, released by Gallup and the Knight Foundation, goes beyond others that have shown a low level of trust in the media to the startling point where many believe there is an intent to deceive. **In 1983 there were 50 companies who owned news organizations - today there are only 6, limiting access to diverse perspectives.**

In today's increasingly fragmented and polarized information environment, the relentless surge of social media and the multitude of media platforms have significantly complicated the task of gaining a clear and comprehensive grasp of world events. This barrage of information has led us to confusion and a growing distrust in media.



AMERICANS' TRUST IN MASS MEDIA | 1972 - 2022
GREAT DEAL / FAIR AMOUNT
69%
34%
1972
2022
Most Americans feel news organizations "intend to mislead, misinform or persuade the public to adopt a particular point of view through their reporting"
2023 Knight Foundation / Gallup Survey

THE KAZARK SOLUTION

Kazark offers a solution to the disjointed and polarized state of current news media by empowering users to quickly gain deep knowledge and context of complex issues through multiple perspectives.

By "connecting the dots" across various global news sources, Kazark adds comprehensive context, making it quicker and simpler for individuals to gain a clearer understanding of the world's issues. This marks a significant shift, as for the first time in a long while, people may have the opportunity to:

- Rapidly acquire a **thorough comprehension** of intricate matters.
- **Grasp** the current global happenings.
- **Experience a renewed clarity** in news reporting.
- Analyze news narratives from **diverse viewpoints**, encompassing both sides of the argument and spanning the political spectrum.
- **Track the evolution of an issue** over time and **identify the key players** involved.
- **Engage directly** with the individuals and organizations actively influencing the topics that matter to you.

The Kazark news experience is designed to empower individuals to better comprehend global issues and make well-informed decisions.


WITH KAZARK YOU CAN EASILY...
1 Compare news stories from multiple perspectives. (Pro & Con, Left & Right)
2 Follow how an issue develops over time & See who was involved
3 Connect directly to the people and organizations making a difference on the issues you're interested in.
THE TOPIC
When will the war end in Ukraine? Day 356
Ukraine
Conflict
Perspectives
Make a difference
Save The Children
Get involved
Donate
@60Minutes
Zelenskyy's message to the American people
@BBC
One year of war in Ukraine
CNN
Zelensky calls for more sanctions after deadly strikes
Fox News

SUCCESS TO DATE

- **11 patents issued** in 4 countries: U.S., Japan, Russia, and China
- **Backend search methodology & algorithm** built & tested
- Unique (patent pending) **user interface designed, tested, & built**
- **Executive management team in place**; previous experience working on multiple projects together
- **Scalable software development team fully in place**; previous experience working on multiple projects together

INTELLECTUAL PROPERTY (IP)

Kazark has 11 issued patents in four countries: U.S., Japan, Russia and China.



The United States of America
Patent
Patent
ПАТЕНТ
发明专利证书
Certificate of Invention Patent

BUSINESS MODEL

Kazark's business model can be described through several key aspects.

How We Plan to Make Money:

- Consumer News Consumption Platform with Interstitial Ads
- NGO Partners Donations
- Enterprise Platform Services (SaaS)

Potential Revenue Streams:

- **Cause Marketing Ads:** Kazark plans to implement topic-specific cause marketing ads. This approach aligns advertisers with relevant news topics, potentially increasing ad engagement and effectiveness.
- **Social Impact and Community Building:** Part of Kazark's model involves connecting news stories to relevant nonprofits and NGOs, adding depth to the platform and engaging users who are interested in social impact. Kazark plans to be a part of the $2B/year non-profit donation industry. We are working with NGO's to drive more traffic to the $46B annual spend in the U.S (2021).
- **Freemium and Premium Services:** The platform operates on a freemium model, offering basic services for free with the option for users to subscribe to additional premium features. This could include access to content behind paywalls.
- **Enterprise Platform Services (SaaS):** In the future, Kazark aims to expand its revenue streams by offering its engine as an enterprise platform, providing both B2B and B2C applications. This indicates a move towards software as a service (SaaS) model, catering to businesses and individual consumers.
- **Intellectual Property and Innovation:** Kazark holds 11 in-force patents in various countries, reflecting its focus on innovation and unique technology in the news aggregation and comparison space. This intellectual property forms a critical part of its business model, offering a competitive advantage.

REVENUE MODEL

This shows the money spent per year and some benchmark numbers on what type of rates are being charges that we will be modeling.

ANNUAL SPENDING & REVENUES

$288B	Global mobile advertising spending
$117B	US mobile advertising spending
$209B	Google's advertising revenue
$114B	Facebook's advertising revenue

Link

RATES & REVENUE

$15	Average Facebook CPM
$12.6	US iOS Rewarded Video eCPM
$13.1	US Android Rewarded Video eCPM
$2.27 - $9.64	Global iOS Interstitial eCPM
$3.01 - $10.11	Global Android Interstitial eCPM
$0.16 - $0.38	Global iOS Banner eCPM
$0.16 - $0.52	Global Android Interstitial eCPM


THE HELPING HAND
People in the U.S. give $485 Billion to Non-Profits a year. We get 5% of donations going through the Kazark platform.
Connect directly to the people and organizations making a difference on the issues in which you're interested.

MARKET


THE U.S. MARKET
People Consuming News Digitally
74% Dissatisfied with News
Serviceable Obtainable Market
TAM
288 M
SAM
164 M
SOM
16 M


GLOBAL MARKET PEOPLE WHO TRUST NEWS MOST OF THE TIME



100%
80%
60%
40%
20%
0%
27%
27%
29%
30%
32%
34%
35%
35%
37%
41%
48%
GREECE
TAIWAN
FRANCE
SOUTH KOREA
SPAIN
UK
ITALY
ARGENTINA
MEXICO
INDIA
BRAZIL

COMPETITOR ANALYSIS

CRITERIA	KAZARK	GOOGLE NEWS APPLE NEWS	BING	FLIPBOARD	NEWS REPUBLIC	SMART NEWS
Multiple Sources	●	●	●	●	●	●
Global next to local sources	●	◐	◐			
Social media next to news sources	●	◐	◐			
Learn your favorite topics	●	●	●	●	●	●
Track development of issues	●		●			
Opposing perspectives	●					
Direct connect to NGO's	●					

ACTIVE INVESTMENT AND ACQUISITION OF NEWS APPS

SmartNews
$230M
IN FUNDING | $2B VALUATION
BASED ON 20M USERS

FlipBoard
$235M
IN FUNDING | $2B VALUATION

News Break
$115M
IN FUNDING

NewsRepublic
$57M
ACQUIRED
$10.3M IN FUNDING

Vurb
$115M
ACQUIRED BY SNAP
$10M IN FUNDING

AXIOS
$525M
ACQUIRED BY COX
$57M IN FUNDING

TEAM

EXECUTIVE FOUNDING TEAM



DRUE HONTZ INVENTOR / CEO

24 years a serial entrepreneur. One major exit to an international global conglomerate. Business strategist, Co-founder of software integration company and a enterprise software in the power utility space, patented technology inventor.

Clients Yale University, Turner Construction, Marriott, Disney, NASA...



KIM PERATT CXO

25 years in design. 15 years leading Design Teams/Entrepreneur. Experiences as VP of UX Design at enterprise-scale agencies. Co-founder of two successful startups. Creating solutions and strategies for Fortune 500 companies, well known organisations and startups.

Clients ESPN, Loreal, Adobe, AB InBev, Virgin, Cemex, Mead Johnson, PSG, FC Barcelona...



CHRIS ERRATO CTO

25 years in tech. 15 years as CTO/Entrepreneur. A senior software, marketing, and technology executive with a history and talent for developing high performance products, strategies, brands, campaigns, and teams in early stages of growth and Fortune 100 companies.

Clients American Express, CVS Health, Honeywell, Deloitte, Visa, Datto...



JAMES CUMMNGS CLO

35 years practicing law. Advisor to Domestic and Multinational businesses in their formation, governance, contracts, compliance, purchases and acquisitions, and litigation. Licensed as an attorney in California, New York and Connecticut, including the 9th and 2nd Circuit Courts, and is certified to practice before the United States Supreme Court.

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Compensation for managers	$50,000	5.0%
Software Development	$450,000	45.0%
Marketing	$250,000	25.0%
Legal/Patents	$110,000	11.0%
Hosting	$91,000	9.1%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Kazark, Inc.. This offering must raise at least $10,000 by August 23, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Kazark may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

4,500,000 shares
× $2 per share

$9,000,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 22, 2024
- Form C/A on May 29, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

May 29, 2024 — Filed Form C/A

May 22, 2024 — Primary offering of 500,000 shares at $2

May 22, 2024 — Filed Form C

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